Exhibit 10(g)

LONG TERM INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The Plan was first adopted by the Board on February 11, 1991 and approved by the Company's stockholders on April 30, 1991. Amendments to the Plan were approved by the stockholders in 1997, 2002, 2006, 2011, and 2016. The Plan was further amended on December 9, 2019 (the “2019 Amendment”) by action of the Board. All past Awards granted or made under the Plan that are intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) shall continue to be administered in accordance with their terms and without regard to the 2019 Amendment. The purpose of the Plan is to promote the long term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications, and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options), stock appreciation rights, or cash. The Plan shall be governed by and construed in accordance with the laws of the State of Washington.

ARTICLE 2. ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall (a) select the Key Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements, and other conditions of such Awards (or amendments thereto), (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units, SARs, and Options awarded under the Plan shall not exceed 68,343,750, subject to adjustment pursuant to Article 10. If any Restricted Shares, Stock Units, or Options are forfeited or if any Options terminate for any other reason before being exercised, then the Common Shares covered by such Restricted Shares, Stock Units or Options shall again become available for Awards under the Plan. However, if Options are surrendered upon the exercise of related SARs, then such Options shall not be restored to the pool available for Awards. Any cash-settled dividend equivalents under the Plan shall not be applied against the number of Restricted Shares, Stock Units, or Options available for Awards, while any dividend equivalents that are converted into stock-settled Stock Units shall be applied against such number.

ARTICLE 4. ELIGIBILITY.

Only Key Employees shall be eligible for designation as Participants. A Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

ARTICLE 5. OPTIONS.

5.1.
Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or a NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2.
Transferability. No Option granted under the Plan shall be transferable by the Optionee other than by will, or by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution unless the Committee provides otherwise in a nonstatutory stock option agreement. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative unless the Committee provides otherwise in a nonstatutory Stock Option Agreement. No Option or interest therein may be assigned, pledged, or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
5.3.
Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, provided that the maximum number of Common Shares awarded to any Participant in any year shall be 1,898,437 (subject to adjustment in accordance with Article 10). The Stock Option Agreement shall provide for the adjustment of such number including the maximum number in accordance with Article 10.
5.4.
Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an Option shall not be less than the closing price of a Common Share on the date of grant. Subject to adjustment pursuant to Article 10, the Exercise Price of outstanding Options fixed by the Committee shall not be modified.
5.5.
Exercisability and Term. Stock options and any SARs granted will vest three (3) years from the January 1 of the year in which the options are granted and may be exercised up to ten (10) years after the date of grant subject to the terms of vesting and exercise set forth in the Stock Option Agreement. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. A Stock Option Agreement may provide for the accelerated exercise of the Option in the event of the

Optionee's death, disability or retirement and may provide for expiration of the Option prior to the end of its term in the event of the termination of the Optionee's service. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.
5.6.
Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option if a Change in Control occurs. If the Committee finds that there is a reasonable possibility that, within the next six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1.
General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:
(i)
In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.
(ii)
In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.
6.2.
Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.
6.3.
Exercise/Sale. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (in a manner prescribed by the Company) of an irrevocable direction to a securities broker to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
6.4.
Exercise/Pledge. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (in a manner prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

6.5.
Promissory Note. To the extent that this Section 6.5 is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note; provided that the par value of newly issued Common Shares must be paid in lawful money of the U.S. at the time when such Common Shares are purchased.
6.6.
Other Forms of Payment. To the extent that this Section 6.6 is applicable, payment may be made in any other manner that is consistent with applicable laws, regulations, and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

7.1.
Grant of SARs. Each Option granted under the Plan may include a SAR. The maximum number of SARs that may be awarded to any Participant in any year shall be 1,898,437 (subject to adjustment in accordance with Article 10). Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after the Optionee’s death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company Common Shares or cash, or a combination of Common Shares and cash, as the Committee shall determine. If a SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of a SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the surrendered portion of the Option exceeds the Exercise Price. In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price. A SAR may be included in an ISO only at the time of grant but may be included in a NSO at the time of grant or at any subsequent time.
7.2.
Exercise of SARs. A SAR may be exercised to the extent that the Option in which it is included is exercisable, subject to any restrictions imposed by Rule 16b‑3 under the Exchange Act (as amended from time to time). If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion. An Option granted under the Plan may provide that it will be exercisable as a SAR only in the event of a Change in Control.

ARTICLE 8. RESTRICTED SHARES AND STOCK UNITS.

8.1.
Time, Amount, and Form of Awards. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs are exercised. The maximum number of Restricted Shares and/or Stock Units awarded to any Participant in any year shall be 675,000 (subject to adjustment in accordance with Article 10).
8.2.
Performance Based Awards. The Committee will establish a performance goal or goals (“Performance Goal”) not later than the 90th day of the Award Year and make a dollar-denominated Award of Restricted Shares or Stock Units on such date (the “Award Grant Date”) subject to achievement of the Performance Goal; provided, however, that the Committee may establish or amend goals after the first 90 days for new hires or to reflect significant changes in a participant’s responsibilities. The period for each Performance Goal will commence on January 1 and end on December 31 of such year (the “Performance Period”). Performance Goals for this purpose will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: earnings per share, net income, return on assets, return on sales, return on capital, return on equity, return on revenue, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment, and cash value added. The Committee may also establish performance goals based on subjective and/or objective criteria relating to leadership or strategic objectives at the Company or business unit level, which may include or exclude specified items of an unusual or non-recurring nature.

The Committee, in its sole discretion, may reduce or eliminate any Award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the Award payable to any other Participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the executive’s overall performance for the year; and (c) prevailing levels of total compensation among similar companies.

8.3.
Evaluation and Vesting Conditions. Within 60 days after the end of the Performance Period, the Committee will certify in writing whether the Performance Goal has been achieved. If the Performance Goal is achieved, the dollar-denominated Award will be settled in Restricted Shares or Stock Units, as applicable, as of the date of certification.

For each Award settled in Restricted Shares or Stock Units, one-fourth shall vest on or after the first day of the month following the first anniversary of the Award Grant Date, and an additional one-fourth on each succeeding first of January, so as to be 100% vested on the fourth January 1 following the Award Grant Date. Such Award may provide for accelerated vesting in the event of the Participant's death, disability, or retirement. The Committee may determine, at any time, that such Award shall become fully vested if a Change in Control occurs.

8.4.
Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of cash, in the form of Common Shares, or in any combination of both. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date consistent with the requirements of Section 409A of the Code if subject to Section 409A of the Code. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.
8.5.
Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.
8.6.
Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

ARTICLE 9. VOTING AND DIVIDEND RIGHTS.

9.1.
Restricted Shares. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company's other stockholders. Cash dividends on Restricted Shares reinvested in additional Restricted Shares and any stock dividends paid on Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares attributable to cash dividends that are reinvested shall reduce the number of Common Shares available under Article 3.
9.2.
Stock Units. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

ARTICLE 10. PROTECTION AGAINST DILUTION.

10.1.
Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a divestiture spin-off or a similar occurrence, the Committee shall make appropriate and proportionate adjustments in one or more of (a) the number, kind and/or class of shares available for future Awards under Article 3, (b) the number, kind and/or class of shares covered by an outstanding Award, (c) the Exercise Price under each outstanding Option and SAR, or (d) the per person per year limitations on Awards under the Plan. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
10.2.
Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares, and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting, or for settlement in cash.

ARTICLE 11. LONG TERM PERFORMANCE CASH AWARDS.

11.1.
The Committee may grant long term performance cash awards to any Participant in its sole discretion. Payment of cash awards will be based on the attainment of specified performance goals over a designated performance period in excess of one year. Performance goals for this purpose will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: earnings per share, net income, return on assets, return on sales, return on capital, return on equity, return on revenue, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment, and cash value added. The Committee may also establish performance goals based on subjective and/or objective criteria relating to leadership or strategic objectives at the Company or business unit level, which may include or exclude specified items of an unusual or non-recurring nature.
11.2.
The Committee, in its sole discretion, may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the award payable to any other Participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the executive’s overall performance for the year; and (c) prevailing levels of total compensation among similar companies. The maximum amount that may be paid to any eligible Participant in any year with respect to a long term performance cash award is $7,000,000.
11.3.
If a Change in Control occurs and a Participant is terminated without Cause within 12 months following the Change in Control, the Participant will be entitled to the maximum prorated award based on the number of full or partial months completed prior to the Change in Control during the performance period in which the Change in Control occurs. Each Participant shall be entitled to be paid the sums in his deferred income and/or stock account on the earliest date permitted by law.
11.4.
The Company may grant long term performance awards under other plans or programs consistent with the limitations described in Article 11. Such awards and all stock units credited under the Company's Deferred Incentive Compensation Plan and Deferred Compensation Plan may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall reduce the number of Common Shares available under Article 3.
11.5.
The Committee may permit the deferral of any award and may permit payment on deferrals to be made in cash or shares of Common Stock subject to rules and procedures it may establish which shall comply with Section 409A of the Code for deferrals subject to Section 409A of the Code. These rules may include provisions for crediting dividend equivalents on deferred stock unit accounts and crediting interest on deferred cash accounts.

ARTICLE 12. LIMITATION ON RIGHTS.

12.1.
Employment Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee at any time, with or without Cause, subject only to a written employment agreement (if any).
12.2.
Stockholders' Rights. A Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of the stock, except as expressly provided in Section 9.1. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9, and 10.
12.3.
Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations, and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing, or to an exemption from registration, qualification or listing.
12.4.
Repricing, Exchange, or Cash-Out Prohibited. Except as permitted in Article 10 above:
(i)
no reduction in the Exercise Price of any Award is permitted;
(ii)
no previously granted Award may be exchanged for another Award with a lower Exercise Price; and
(iii)
no previously granted Award whose Exercise Price is higher than the Fair Market Value of Company stock may be cancelled in exchange for cash or another Award.

ARTICLE 13. WITHHOLDING TAXES.

13.1.
General. To the extent required by applicable federal, state, local, or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the receipt or vesting of such payment or distribution. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.
13.2.
Share Withholding. The Committee may permit the recipient of any payment or distribution under the Plan to satisfy his or her minimum tax withholding obligations by having the Company withhold a portion of any Common Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 14. ASSIGNMENT OR TRANSFER OF AWARDS.

Except as provided in Article 13 and Section 5.2, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred, or made subject to any creditor's process, whether voluntarily, involuntarily, or by operation of law. Any act in violation of this Article 14 shall be void. However, this Article 14 shall not preclude a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant's death, nor shall it preclude a transfer by will or by the laws of descent and distribution. In addition, neither this Article 14 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

ARTICLE 15. EFFECT OF MATERIAL RESTATEMENTS

The Board, in its sole discretion, may recover all or part of an award under the Plan if it determines that all of the following have occurred:

(i)
Any Award under the Plan has been received by a Section 16 Officer or former Section 16 Officer of the Company;
(ii)
The Section 16 Officer engaged in fraud that caused or substantially contributed to material restatement of the Company’s financial statements; and
(iii)
The Award was based in whole or in part on financial results that were subsequently subject to the material restatement.

ARTICLE 16. FUTURE OF THE PLAN.

16.1.
Term of the Plan. The Plan shall remain in effect until it is terminated under Section 16.2, except that no ISOs shall be granted after December 6, 2020.
16.2.
Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations, or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 17. DEFINITIONS.

17.1.
"Award" means any award of an Option (with or without a related SAR), a Restricted Share, a Stock Unit or a long term performance cash award under the Plan.
17.2.
"Award Year" means a fiscal year with respect to which an Award may be granted.
17.3.
"Board" means the Company's Board of Directors.
17.4.
“Cause" means (i) an act of embezzlement, fraud or theft, (ii) the deliberate disregard of the rules of the Company or a Subsidiary, (iii) any unauthorized disclosure of any of the secrets or confidential information of the Company or a Subsidiary, (iv) any conduct which constitutes unfair competition with the Company or a Subsidiary or (v) inducing any customers of the Company or a Subsidiary to breach any contracts with the Company or a Subsidiary.
17.5.
"Change in Control" means the occurrence of any of the following events unless otherwise defined in any Stock Award Agreement or Stock Option Agreement. The change in control requirements identified in regulations implementing Section 409A(e)(2) of the Code will prevail over any conflicting provisions of subsections (i) to (iv) below for those nonqualified deferred compensation plans governed by Section 409A of the Code:
(i)
The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding Common Shares (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by the natural children and grandchildren of Paul Pigott and Theiline McCone Pigott (the "Immediate Pigott Family"), any trust or foundation to which any of the foregoing has transferred or may transfer securities of the Company, the trusts at Bank America Corporation or its successor, holding outstanding Common Shares for descendants of Paul Pigott and Theiline McCone Pigott, any trust established for the primary benefit of any member of the Immediate Pigott Family or any of their respective heirs or legatees, any trust of which any member of the Immediate Pigott Family serves as a trustee (or any affiliate or associate (within the meaning of Rule 12b-2 promulgated under the Exchange Act) of any of the foregoing) (the "Exempted Interests"), or (e) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below;
(ii)
Individuals who, as of the date this Plan is approved by the Company's stockholders, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)
The consummation of a reorganization, merger, share exchange, or consolidation (a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 85% of, respectively, the then outstanding Common Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding (1) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or (2) the Exempted Interests) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)
The consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the Company’s assets, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common

Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 15% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding (x) any employee benefit plan (or related trust) of the Company or such corporation or (y) the Exempted Interests), except to the extent that such Person owned 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.
17.6.
“Code” means the Internal Revenue Code of 1986, as amended.
17.7.
“Committee” means the Compensation Committee of the Board.
17.8.
“Common Share” means one share of the common stock of the Company.
17.9.
“Company” means PACCAR Inc, a Delaware corporation.
17.10.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
17.11.
"Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.
17.12.
"Fair Market Value" shall mean the closing price of a Common Share on the trading day immediately preceding the date in question.
17.13.
"ISO" means an incentive stock option described in Section 422(b) of the Code.
17.14.
"Key Employee" means a key common law employee of the Company or of a Subsidiary, as determined by the Committee.
17.15.
"NSO" means an employee stock option not described in sections 422 through 424 of the Code.
17.16.
"Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.
17.17.
"Optionee" means an individual or estate who holds an Option.
17.18.
"Participant" means an individual or estate who holds an Award.
17.19.
"Plan" means this PACCAR Inc Long Term Incentive Plan, as it may be amended from time to time.
17.20.
"Restricted Share" means a Common Share awarded under the Plan.
17.21.
"SAR" means a stock appreciation right granted under the Plan.
17.22.
“Section 16 Officer” means an executive officer as defined in section 16 of the Exchange Act.

17.23.
"Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions, and restrictions pertaining to such Restricted Share or Stock Unit.
17.24.
"Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions, and restrictions pertaining to his or her Option.
17.25.
"Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share awarded under the Plan.
17.26.
"Subsidiary" means an entity in which the Company directly or indirectly owns a majority of all classes of outstanding equity.

ARTICLE 18. EXECUTION.

To record the amendment and restatement of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.